UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2018
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, New York (Address of principal executive offices)	11101 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 8, 2018, the Board of Directors (the “Board”) of JetBlue Airways Corporation (the “Company”) adopted amendments to the Company’s bylaws (i) to implement “proxy access” to permit a stockholder or a group of up to 20 stockholders owning 3% or more of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders director nominees constituting up to 20% of the Board (or if such amount is not a whole number, the closest whole number below 20%, but not less than two), subject to certain limitations, if such nominating stockholders and nominees satisfy the applicable requirements and (ii) to make certain conforming and technical changes to the advance notice provisions and the provisions concerning the procedures that stockholders must comply with in order to nominate directors and properly bring any business before stockholder meetings.

This summary of the amendments is qualified in its entirety by reference to the complete copy of the amended and restated bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. Additionally, a copy of the amended and restated bylaws marked to show changes is also attached as Exhibit 3.2 hereto (additions are underlined and deletions are struck through).

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 3.1	Amended and Restated Bylaws of JetBlue Airways Corporation
Exhibit 3.2	Amended and Restated Bylaws of JetBlue Airways Corporation (marked)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)

Date: January 8, 2018	By:	/s/ Alexander Chatkewitz
Alexander Chatkewitz
Vice President Controller (Principal Accounting Officer)

  EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Amended and Restated Bylaws of JetBlue Airways Corporation
3.2	Amended and Restated Bylaws of JetBlue Airways Corporation (marked)